N e w s R e l e a s e QUICKSILVER RESOURCES INC. 801 Cherry Street Fort Worth, TX 76102 www.qrinc.com

Quicksilver Resources Announces 2011 First-Quarter Results
FORT WORTH, TEXAS (May 9, 2011) – Quicksilver Resources Inc. (NYSE: KWK) today announced results for the first quarter of 2011.  Production averaged a record 392.3 million cubic feet of natural gas equivalent (MMcfe) per day during the first quarter, up 23% from the prior-year quarter.  The increase in production was once again primarily driven by higher volumes from the company’s Fort Worth Basin Barnett Shale asset, coupled with increased volumes from its Horn River Basin natural gas project in northeast British Columbia.  The 2011 production volumes were comprised 81% from natural gas, 18% from natural gas liquids (NGLs) and 1% from crude oil and condensate.
Financial results for the first quarter of 2011 were impacted by a non-cash impairment charge of $49.1 million, related to the company’s Canadian full cost pool, a non-cash loss of $23.3 million associated with the company’s equity interest in BreitBurn Energy Partner’s (Nasdaq: BBEP) fourth-quarter 2010 mark-to-market of derivatives and a $1.3 million gain on the sale of BBEP units.  Including these charges, Quicksilver reported a net loss of $70.8 million (a loss of $0.42 per diluted share) for the first quarter of 2011, as compared to net income of $8.2 million ($0.05 per diluted share) in the prior-year period.  Adjusted net income for the 2011 first quarter, a non-GAAP financial measure, was $2.8 million ($0.02 per diluted share), as compared to adjusted net income of $33.8 million ($0.20 per diluted share) in the 2010 period.  Details of adjusted net income are included in the tables at the end of this news release.

“Our base operations continued to improve as production volumes once again set new records while we remained focused on our all-in unit cost structure, which declined 2% versus the prior year,” said Glenn Darden, Quicksilver president and chief executive officer.  “Concurrently, we built the largest inventory of new projects in our company’s history.  Quicksilver has assembled meaningful acreage positions in four developing oil plays and three natural gas plays, where Quicksilver can use its expertise in unconventional resource development to cost-effectively grow our reserve base and production.  We are actively pursuing these new projects, with initial results expected later this year.”

Revenues and Expenses

Sales of produced natural gas, NGLs and crude oil for the first quarter of 2011 were $190.3 million, down 6% from the prior-year quarter.  The decrease in production revenues was primarily due to lower realized prices for natural gas, offset in part by higher sales volumes of natural gas and higher realized prices for NGLs and crude oil.

Quicksilver continued its focus on reducing unit costs, which declined year-over-year in all categories, excluding gathering, processing and transportation expense.  Unit lease operating expense declined $0.09 per thousand cubic feet of natural gas equivalents (Mcfe) to $0.61 per Mcfe in the first quarter of 2011, down 13% from the 2010 rate, and down 2% sequentially from the prior quarter.  In the first quarter of 2011, on a unit of production basis, production and ad valorem tax expense declined 30%, depletion, depreciation and accretion expense declined 9%, general and administrative expense declined 28% and interest expense declined 16% versus the prior-year quarter, resulting in a total

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reduction of $0.77 per Mcfe.  Unit gathering, processing and transportation expense was $1.25 per Mcfe for the first quarter of 2011.

Impact from BreitBurn Ownership

For the 2011 first quarter, Quicksilver reported a loss of $20.9 million attributable to the company’s interest in BBEP’s fourth-quarter 2010 results, including BBEP net losses of approximately $23.3 million from derivatives.  During the first quarter of 2011, Quicksilver received approximately $6.4 million in cash distributions associated with its ownership of BBEP units.  In addition, Quicksilver sold approximately 100,000 units of BBEP during the first quarter of 2011 and recognized a gain of $1.3 million on the transaction.  Quicksilver still owns approximately 15.6 million units of BBEP.

Total Debt

At March 31, 2011, the company’s total debt was approximately $2.0 billion, a reduction of approximately $484 million from the prior-year balance.  Currently, Quicksilver has approximately $723 million available under its $1 billion senior secured revolving credit facility.  Last week, the company’s bank group re-affirmed the borrowing base on the company’s senior secured revolving credit facility at $1.0 billion, based upon oil and gas reserves as of December 31, 2010.

Operational Update
During the first quarter of 2011, Quicksilver’s development activity was concentrated in its Fort Worth Basin Barnett Shale asset.  As planned, the company utilized two rigs in the basin which drilled 17 (15.0 net) operated wells and connected 50 (45.2 net) operated wells to sales.  At March 31, 2011, Quicksilver had a remaining inventory of approximately 90 operated wells that were drilled in the Barnett Shale but awaiting completion or connection to sales lines.  The company now expects to exit the year with approximately 45 wells in this inventory.

In the Horseshoe Canyon area of Alberta, Canada, the company drilled eight (5.0 net) wells and connected two (2.0 net) wells to sales lines during the first quarter of 2011.  Six (4.5 net) wells were placed on production during the quarter.

Quicksilver completed its 2010/2011 winter drilling program in the Horn River Basin of northeast British Columbia and has now drilled a total of eight horizontal wells into the Muskwa and Klua formations, of which four wells have commenced production.  Only two additional wells are required to validate all of Quicksilver’s exploratory licenses and convert these licenses, covering approximately 130,000 net acres, into 10-year development leases.  In addition, the company has drilled its first horizontal well into the shallower Exshaw oil formation and expects to begin completion activities on this well this summer.

As previously announced, the company has initiated midstream operations associated with its Horn River asset.  Construction and compression related to Quicksilver’s own 20-mile, 20-inch gathering line, which will serve as the spine of Quicksilver’s transportation from its Horn River acreage, is now complete.  Final tie-in of the line into the Spectra system is anticipated in May, which will enable the company to flow gas from its four completed gas wells at unrestricted rates of more than 30 MMcf per day.

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Quicksilver has also executed an agreement with NOVA Gas Transmission Ltd., a subsidiary of TransCanada Pipelines Limited (TransCanada), that enables TransCanada to commence work on a 70-mile Horn River extension to TransCanada’s Alberta System.  The agreement provides Quicksilver a low-cost solution for gathering, treating and transporting natural gas from its Horn River asset to multiple markets to maximize margins.  The Horn River extension is expected to be operational in mid-2014 to provide additional take-away capacity for Quicksilver’s expected growing production volumes from the basin.

Capital

During the first quarter of 2011, the company incurred capital costs of approximately $197 million, of which approximately 55% was associated with drilling and completion activities, approximately 20% for midstream activities, approximately 24% for acreage purchases and approximately 1% for other assets.  The company’s board of directors has approved an increase in 2011 capital spending to approximately $480 million.

The increase in capital spending is primarily associated with additional lease acquisitions that the company anticipates within two new exploratory plays in the Sandwash Basin in northwest Colorado and the Delaware Basin in west Texas.  Quicksilver now holds leases covering approximately 197,000 and 54,000 net acres in the Sandwash and Delaware basins, respectively.  In May, the company expects to spud its first of six initial vertical exploratory wells targeting oil from the Niobrara formation in the Sandwash Basin.

Second-Quarter 2011 Outlook

Quarterly average daily production volume is expected to increase approximately 8% sequentially in the second quarter of 2011, averaging in the range of 420 MMcfe to 430 MMcfe per day.  Average unit expenses, on a Mcfe basis, are expected as follows:

•	Lease Operating Expense	$.57	-	$.62
•	Gathering, processing and transportation	1.21	-	1.25
•	Production taxes	.21	-	.23
•	General and administrative	.47	-	.51
•	Depletion, depreciation & accretion	1.43	-	1.48

The company has hedges in place to cover approximately 60% of expected production for the second quarter of 2011.  A total of 190 MMcf per day of natural gas is covered by collars or fixed-price swaps with a weighted-average floor price of $5.95 per thousand cubic feet (Mcf) and 10,500 barrels per day of NGLs are covered by fixed-price swaps with a weighted-average price of $38.84 per barrel for the second quarter and remainder of 2011.

Conference Call

The company will host a conference call to discuss first-quarter 2011 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to listen to the call via the company’s website at www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 33141805, approximately 10 minutes

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before the call.  A digital replay of the conference call will be available at 3:00 p.m. Eastern time the same day, and will remain available for 30 days.  The replay can be dialed at 1-800-642-1687 and reference should be made to the conference ID number 33141805.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measure

This news release and the accompanying schedule include the non-generally accepted accounting principles ("non-GAAP") financial measure of adjusted net income.  The accompanying schedule provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is an independent oil and gas company engaged in the exploration, exploitation, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales, coal beds and tight sands in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas, Steamboat Springs, Colorado and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

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Investor and Media Contact:
Rick Buterbaugh
(817) 665-4835

John Hinton
(817) 665-4990

KWK 11-07

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
In thousands, except for per share data - Unaudited
	For the Three Months Ended
	March 31,
	2011	2010
Revenue:
Natural gas, NGL and oil	$ 190,301	$ 201,563
Sales of purchased natural gas	20,426	16,224
Other	1,460	4,371
Total revenue	212,187	222,158

Operating expenses:
Lease operating	21,557	19,964
Gathering, processing and transportation	44,014	16,002
Production and ad valorem taxes	7,581	8,506
Costs of purchased natural gas	19,743	33,307
Other operating	160	1,254
Depletion, depreciation and accretion	52,471	46,757
Impairment	49,063	-
General and administrative	18,391	20,523
Total expense	212,980	146,313
Operating income (loss)	(793)	75,845
Loss from earnings of BBEP	(20,884)	(15,989)
Other income - net	1,121	343
Interest expense	(46,178)	(44,517)
Income (loss) before income taxes	(66,734)	15,682
Income tax expense	(4,024)	(5,082)
Net income (loss)	(70,758)	10,600
Net income attributable to noncontrolling interests	-	(2,412)
Net income (loss) attributable to Quicksilver	$ (70,758)	$ 8,188

Earnings (loss) per common share - basic	$ (0.42)	$ 0.05

Earnings (loss) per common share - diluted	$ (0.42)	$ 0.05

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for per share data - Unaudited
	March 31, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$ 2	$ 54,937
Accounts receivable - net of allowance for doubtful accounts	76,694	63,380
Derivative assets at fair value	61,132	89,205
Other current assets	28,285	30,650
Total current assets	166,113	238,172

Investments in equity affiliates	55,674	83,341

Property, plant and equipment - net
Oil and gas properties, full cost method (including unevaluated costs of
$356,566 and $304,269, respectively)	2,912,947	2,834,645
Other property and equipment	271,045	233,200
Property, plant and equipment - net	3,183,992	3,067,845

Assets of midstream operations held for sale	26,421	27,178
Derivative assets at fair value	38,008	57,557
Other assets	39,744	38,241
	$ 3,509,952	$ 3,512,334
LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$ 145,396	$ 143,478
Accounts payable	141,532	167,857
Accrued liabilities	106,038	122,904
Derivative liabilities at fair value	1,965	-
Current deferred tax liability	19,050	28,861
Total current liabilities	413,981	463,100

Long-term debt	1,880,768	1,746,716

Liabilities of midstream operations held for sale	1,448	1,431
Asset retirement obligations	61,329	56,235
Derivative liabilities at fair value	972	-
Other liabilities	28,461	28,461
Deferred income taxes	154,704	156,983
Commitments and contingencies
Stockholders' Equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 400,000,000 shares authorized, and
176,665,190 and 175,524,816 shares issued, respectively	1,767	1,755
Paid in capital in excess of par value	720,703	714,869
Treasury stock of 5,373,195 and 5,050,450 shares, respectively	(46,284)	(41,487)
Accumulated other comprehensive income	108,777	130,187
Retained earnings	183,326	254,084
Total Stockholders' equity	968,289	1,059,408
	$ 3,509,952	$ 3,512,334
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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for per share data - Unaudited
	For the Three Months Ended March 31,
	2011	2010
Operating activities:
Net income (loss)	$ (70,758)	$ 10,600
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depletion, depreciation and accretion	52,471	46,757
Impairment expense	49,063	-
Deferred income tax expense	4,024	5,082
Non-cash (gain) loss from hedging and derivative activities	54	1,421
Stock-based compensation	5,478	5,680
Non-cash interest expense	3,880	5,075
Gain on disposition of BBEP units	(1,289)	-
Loss from BBEP in excess of cash distributions	27,253	15,989
Other	89	(323)
Changes in assets and liabilities
Accounts receivable	(13,256)	4,905
Derivative assets at fair value	-	14,260
Prepaid expenses and other assets	(3,451)	5,519
Accounts payable	(24,711)	(15,553)
Accrued and other liabilities	(17,134)	(33,640)
Net cash provided by operating activities	11,713	65,772

Investing activities:
Purchases of property, plant and equipment	(196,547)	(129,331)
Proceeds from sale of BBEP units	1,703	-
Proceeds from sale of properties and equipment	507	718
Net cash used by investing activities	(194,337)	(128,613)

Financing activities:
Issuance of debt	147,983	295,446
Repayments of debt	(15,145)	(227,639)
Debt issuance costs paid	-	(109)
Gas Purchase Commitment repayments	-	(7,317)
Issuance of KGS common units - net of offering costs	-	11,050
Distributions paid on KGS common units	-	(4,404)
Proceeds from exercise of stock options	368	760
Taxes paid on vesting of KGS equity compensation	-	(1,144)
Purchase of treasury stock	(4,797)	(4,766)
Net cash provided by financing activities	128,409	61,877

Effect of exchange rate changes in cash	(720)	(220)

Net decrease in cash	(54,935)	(1,184)

Cash and cash equivalents at beginning of period	54,937	1,785

Cash and cash equivalents at end of period	$ 2	$ 601

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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results
	Three Months Ended March 31,
	2011	2010
Average Daily Production:
Natural Gas (Mcfd)	318,687	245,545
NGL (Bbld)	11,560	11,291
Oil (Bbld)	716	855
Total (Mcfed)	392,343	318,424

Average Realized Price:
Natural Gas (per Mcf)	$ 5.07	$ 7.44
NGL (per Bbl)	$ 37.84	$ 31.19
Oil (per Bbl)	$ 87.05	$ 71.36
Total (Mcfe)	$ 5.39	$ 7.03

Expense per Mcfe:
Lease operating expense:
Cash expense	$ 0.60	$ 0.68
Equity compensation	0.01	0.02
Total lease operating expense	$ 0.61	$ 0.70

GPT expense	$ 1.25	$ 0.56

Production and ad valorem taxes	$ 0.21	$ 0.30
Depletion, depreciation and accretion	$ 1.49	$ 1.63
General and administrative expense:
Cash expense	$ 0.38	$ 0.55
Equity compensation	0.14	0.17
Total general and administrative expense	$ 0.52	$ 0.72

QUICKSILVER RESOURCES INC.
Production, on a million cubic feet of natural gas equivalent
(MMcfe) per day basis, by operating area

	Three Months Ended March 31,
	2011	2010	Change

Barnett Shale	318.6	243.7	31%
Other U.S.	3.2	4.8	-33%
Total U.S.	321.8	248.5	29%

Horseshoe Canyon	59.4	62.5	-5%
Horn River	11.1	7.4	50%
Total Canada	70.5	69.9	1%

Total	392.3	318.4	23%

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
In thousands, except per share data-Unaudited
	Three Months Ended March 31, 2011
	As Reported	Adjustments	Adjusted Net Income
Revenue:
Natural gas, NGL and oil	$ 190,301	$ -	$ 190,301
Sales of purchased natural gas	20,426	-	20,426
Other	1,460	-	1,460
Total revenue	212,187	-	212,187

Operating expenses:
Lease operating	21,557	-	21,557
Gathering, processing and transportation	44,014	-	44,014
Production and ad valorem taxes	7,581	-	7,581
Costs of purchased natural gas	19,743	-	19,743
Other operating expenses	160	-	160
Depletion, depreciation and accretion	52,471	-	52,471
Impairment	49,063	(49,063)	-
General and administrative	18,391	-	18,391
Total expense	212,980	(49,063)	163,917
Operating income (loss)	(793)	49,063	48,270
Income (loss) from earnings of BBEP	(20,884)	23,322	2,438
Other income (expense) - net	1,121	(1,289)	(168)
Interest expense	(46,178)	-	(46,178)
Income (loss) before income taxes	(66,734)	71,096	4,362
Income tax	(4,024)	2,432	(1,592)
Net income (loss)	$ (70,758)	$ 73,528	$ 2,770

Earnings (loss) per common share - diluted	$ (0.42)		$ 0.02

Weighted average shares outstanding	168,872		168,872

	Three Months Ended March 31, 2010
	As Reported	Adjustments	Adjusted Net Income
Revenue:
Natural gas, NGL and oil	$ 201,563	$ -	$ 201,563
Sales of purchased natural gas	16,224	-	16,224
Other	4,371	-	4,371
Total revenue	222,158	-	222,158

Operating expenses:
Lease operating	19,964	-	19,964
Gathering, processing and transportation	16,002	-	16,002
Production and ad valorem taxes	8,506	-	8,506
Costs of purchased natural gas	33,307	(16,638)	16,669
Other operating expenses	1,254	-	1,254
Depletion, depreciation and accretion	46,757	-	46,757
General and administrative	20,523	-	20,523
Total expense	146,313	(16,638)	129,675
Operating income	75,845	16,638	92,483
Income (loss) from earnings of BBEP	(15,989)	22,828	6,839
Other income - net	343	-	343
Interest expense	(44,517)	-	(44,517)
Income before income taxes	15,682	39,466	55,148
Income tax	(5,082)	(13,813)	(18,895)
Net income	10,600	25,653	36,253
Net income attributable to noncontrolling interests	(2,412)	-	(2,412)
Net income attributable to Quicksilver	$ 8,188	$ 25,653	$ 33,841

Earnings per common share - diluted	$ 0.05		$ 0.20

Weighted average shares outstanding	168,720		180,856
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